UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2016

WL ROSS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-36477	46-5188282
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1166 Avenue of the Americas
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(212) 826-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 4, 2016, WL Ross Holding Corp. (the “Company”) received a letter from the staff of the Listings Qualifications Department of The Nasdaq Stock Market LLC (the “Nasdaq Staff”) stating that the Nasdaq Staff has determined to initiate procedures to delist the Company’s securities from The Nasdaq Stock Market (“Nasdaq”) because the Company failed to hold an annual meeting of stockholders by December 31, 2015. As a result of such failure, and the Company's failure to solicit proxies and provide proxy statements to Nasdaq for such meeting, the Company does not comply with Nasdaq Listing Rules 5620(a) and 5620(b) with respect to the annual meeting and proxy solicitation requirements for continued listing on Nasdaq.

Nasdaq’s delisting determinations will not immediately result in the delisting of the Company’s securities. Under Nasdaq rules, the suspension of trading and delisting of the Company’s securities will be automatically stayed following a timely request for a hearing pending the issuance of a written Panel Decision by the Hearings Department. The Company intends to commence such an appeal within the required appeal period under Nasdaq rules. Accordingly, the Company’s common stock will continue to trade on The Nasdaq Capital Market while such appeal is pending. The time and place of any hearing before the Hearings Panel will be determined by the Hearings Panel, but the Company plans on holding an annual meeting of shareholders and soliciting proxies and providing proxy statement to Nasdaq for such meeting prior to the issuance of a Panel Decision.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WL Ross Holding Corp.

Date: January 7, 2016	By:	/s/ Stephen J. Toy
	Name:	Stephen J. Toy
	Title:	Director and President